UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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Illumina, Inc.
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ILLUMINA’S BOARD UNANIMOUSLY REJECTS ROCHE’S REVISED UNSOLICITED OFFER

Urges Stockholders Not to Tender Shares And To Support Illumina Directors At Annual Meeting

SAN DIEGO – April 2, 2012 – Illumina, Inc. (NASDAQ:ILMN), a leading developer, manufacturer and marketer of life science tools and integrated systems for the analysis of genetic variation and function, today announced that its Board of Directors has, after careful review and consideration together with its financial and legal advisors, unanimously rejected Roche’s revised offer to acquire Illumina for $51.00 per share in cash. Accordingly, Illumina urges its stockholders not to tender any shares and, in connection with the Annual Meeting to be held on April 18, to vote the WHITE CARD in support of Illumina’s directors and against Roche’s additional proposals.

The full text of a letter sent today to Roche from Illumina’s President and CEO Jay Flatley follows below:

Mr. Franz B. Humer

Chairman

Roche Holding Ltd

CH-4070 Basel

Switzerland

Dear Franz:

I am in receipt of your March 29th letter outlining your revised offer to acquire all outstanding shares of Illumina for $51 per share in cash. Our Board of Directors, together with our financial and legal advisors, met on March 31 and again on April 2 to review and consider the revised offer and unanimously determined that it dramatically undervalues Illumina and does not adequately reflect Illumina’s singular position in an industry poised for extraordinary growth. Accordingly, we are advising our stockholders that your revised offer is not in their best interests and not to tender any shares.

As you have noted in Roche’s own presentations to investors, Illumina “has strong revenue generation, strong profit generation, strong cash generation and a very good track record of delivering continual upgrades in technology to the marketplace.” We agree, and our Board remains confident in the ability of Illumina’s management team to continue executing against our opportunities.

Our Board remains of the opinion that Roche has made an opportunistic offer, fully aware that even the revised offer does not reflect the intrinsic strength or future prospects of Illumina. We are committed to acting in the best interests of all our stockholders and believe that Illumina’s strategic plan, executed independently, will create stockholder value significantly greater than what you have proposed.

Sincerely,

Jay T. Flatley
President & CEO

cc: Board of Directors of Illumina

Goldman, Sachs & Co. and BofA Merrill Lynch are acting as financial advisors and Dewey & LeBoeuf LLP is acting as legal counsel to Illumina.

About Illumina

Illumina (www.illumina.com) is a leading developer, manufacturer, and marketer of life science tools and integrated systems for the analysis of genetic variation and function. We provide innovative sequencing and array-based solutions for genotyping, copy number variation analysis, methylation studies, gene expression profiling, and low-multiplex analysis of DNA, RNA, and protein. We also provide tools and services that are fueling advances in consumer genomics and diagnostics. Our technology and products accelerate genetic analysis research and its application, paving the way for molecular medicine and ultimately transforming healthcare.

FORWARD-LOOKING STATEMENTS

This communication may contain statements that are forward-looking. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are (i) our ability to develop and commercialize further our sequencing, BeadArray™, VeraCode®, Eco™, and consumables technologies and to deploy new sequencing, genotyping, gene expression, and diagnostics products and applications for our technology platforms, (ii) our ability to manufacture robust instrumentation and consumables, (iii) significant uncertainty concerning government and academic research funding worldwide as governments in the United States and Europe, in particular, focus on reducing fiscal deficits while at the same time confronting slowing economic growth, (iv) business disruptions associated with the tender offer commenced by CKH Acquisition Corporation, a wholly owned subsidiary of Roche Holding Ltd, and (v) other factors detailed in our filings with the U.S. Securities and Exchange Commission (“SEC”), including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. Illumina undertakes no obligation, and does not intend, to update these forward-looking statements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication does not constitute an offer to buy or a solicitation of an offer to sell any securities. In response to the tender offer commenced by CKH Acquisition Corporation, a wholly owned subsidiary of Roche Holding Ltd, Illumina has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC. INVESTORS AND SECURITY HOLDERS OF ILLUMINA ARE URGED TO READ THE SOLICITATION/RECOMMENDATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC (WHEN THEY BECOME AVAILABLE) CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders are able to obtain free copies of these documents and other documents filed with the SEC by Illumina (when they become available) through the web site maintained by the SEC at http://www.sec.gov. Investors and security holders also are able to obtain free copies of these documents, and other documents filed with the SEC by Illumina (when they become available), from Illumina by directing a request to Illumina, Inc., Attn: Investor Relations, Kevin Williams, MD, kwilliams@illumina.com.

In addition, in connection with its 2012 Annual Meeting of Stockholders, Illumina has filed a definitive proxy statement and a WHITE proxy card with the SEC on March 19, 2012, and has mailed the definitive proxy statement and WHITE proxy card to its security holders. INVESTORS AND SECURITY HOLDERS OF ILLUMINA ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE WHITE PROXY CARD FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS AND OTHER DOCUMENTS FILED WITH THE SEC (WHEN THEY BECOME AVAILABLE) CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders are able to obtain free copies of the definitive proxy statement and other documents filed with the SEC by Illumina (when they become available) through the web site maintained by the SEC at http://www.sec.gov. Investors and security holders also are able to obtain free copies of the definitive proxy statement, and other documents filed with the SEC by Illumina (when they become available), from Illumina by directing a request to Illumina, Inc., Attn: Investor Relations, Kevin Williams, MD, kwilliams@illumina.com.

CERTAIN INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Illumina and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with Illumina’s 2012 Annual Meeting of Stockholders under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and direct and indirect interests (by security holdings or otherwise) of Illumina’s directors and executive officers in (i) Illumina’s Annual Report on Form 10-K for the year ended January 1, 2012, which was filed with the SEC on February 24, 2012, and (ii) Illumina’s definitive proxy statement for its 2012 Annual Meeting of Stockholders, which was filed with the SEC on March 19, 2012. To the extent that Illumina’s directors’ and executive officers’ holdings of Illumina’s securities have changed from the amounts printed in the definitive proxy statement for the 2012 Annual Meeting of Stockholders, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

# # #

Investors:

Kevin Williams, MD

Illumina

858-332-4989

Innisfree M&A Incorporated

Scott Winter

212-750-5833

Media:

Matt Benson

Sard Verbinnen & Co

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Cassandra Bujarski

Sard Verbinnen & Co

310-201-2040